Exhibit 99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc. Appoints Diane C. Davis to its Board of Directors
Renton, Washington – March 25, 2020 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the “Bank”), today announced that the Company’s Nominating and Corporate Governance Committee proposed, and the Board of Directors approved, the appointment of Diane C. Davis to the Board of Directors of the Company effective March 25, 2020. Ms. Davis was also appointed to the Boards of Directors of the Bank and the Company’s non-financial institution subsidiary, First Financial Diversified Corporation (“FFD”).
“We are pleased to welcome Ms. Davis to our Boards of Directors,” said Joseph W. Kiley III, President and Chief Executive Officer.  “Diane has gained invaluable expertise during her 25 years as an insurance professional and leader, including strategy, risk management and governance. Diane is committed to serving families in our communities, particularly with regard to affordable housing. She will bring new insights and perspectives to the Company and the Bank.”
Ms. Davis has broad experience as an actuary and in executive management. Ms. Davis served as the President of Farmers New World Life Insurance Company from July 2016 until her retirement in November 2019. She joined Farmers New World Life Insurance Company as an actuarial associate in 1992, was promoted to strategic planning consultant in 2001, left to become President and CEO of an affiliated life and investment firm in 2003, and returned to Farmers New World Life Insurance Company in 2010. Ms. Davis served as Chief Risk Officer, Farmers New World Life Insurance Company, from June 2010 to January 2013. From January 2013 to June 2016, she was Regional Chief Risk Officer, Global Life North America for Zurich Insurance Company Ltd.

Ms. Davis holds a Master of Business Administration degree from the University of Washington and a Bachelor of Science in Actuarial Science from the University of Illinois at Urbana-Champaign. Ms. Davis is also a Fellow of the Society of Actuaries. She currently serves on the Board of Directors of Habitat for Humanity Seattle-King County.

First Financial Northwest, Inc. was recently recognized by 2020 Women on Boards as a Winning “W” company for 2019, with at least 20% women on its board of directors.
First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank, an FDIC insured Washington State-chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through 13 full-service banking offices. We are a part of the ABA NASDAQ Community Bank Index and the Russell 2000 Index. For additional information about us, please visit our website at ffnwb.com and click on the “Investor Relations” link at the bottom of the page.

Forward Looking Statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC's website at www.sec.gov.
Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2020 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.